Exhibit 10.8

PHILIP MORRIS INTERNATIONAL INC.

AUTOMOBILE POLICY

The Registrant has a policy under which company owned or leased automobiles are provided to key executives for business use when required and for personal use at other times. Such executives are required to include the value of any personal use of the automobiles in their annual tax returns.